Exhibit 99.1

WestRock Reports Fiscal 2021 Second Quarter Results and Increase in Quarterly Dividend

ATLANTA--(BUSINESS WIRE)--May 5, 2021--WestRock Company (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal second quarter ended March 31, 2021.

Notable items include:

  Record second quarter North American per day box shipments up 5.5% compared to the prior year quarter
  Successfully implementing published PPW price increases across all major paper grades
  Quarterly dividend of $0.24 per share declared by Board of Directors, an increase of $0.04 per share, or 20%, as separately announced
  Net sales of $4.4 billion, flat to the prior year quarter despite $189 million of lost sales due to the impact of the ransomware incident and winter weather (“the Events”)
  Earned $0.42 per diluted share and $0.54 of Adjusted Earnings Per Diluted Share
  The lost sales and operational disruption from the Events had a negative impact of $80 million pre-tax, or $0.23 per share, on both earnings per diluted share and Adjusted Earnings Per Diluted Share

“WestRock has a broad portfolio of differentiated products that uniquely positions us to serve our customers and the growing demand for sustainable packaging solutions. We have made a remarkable recovery from the incidents in the second quarter, and I want to thank our teammates for their dedication to our company and our customers,” said David B. Sewell, chief executive officer. “With these events behind us, we are confident in our business and our ability to generate strong cash flow, which is evident by our dividend increase announced today. I look forward to what’s ahead for our company.”

Consolidated Financial Results

During the second quarter of fiscal 2021, we lost approximately 167,000 tons of containerboard and paperboard production due to the Events. The impact on net sales and segment income from the lost sales and operational disruption during the quarter was $189 million and $80 million, respectively. We also incurred approximately $20 million of ransomware recovery costs, primarily professional fees, that were added back to Adjusted Earnings Per Diluted Share and Adjusted Segment EBITDA. We expect to recover the ransomware losses from cyber and business interruption insurance in future periods.

WestRock’s performance for the three months ended March 31, 2021 and March 31, 2020 (in millions):

	Three Months Ended
	Mar. 31, 2021	Mar. 31, 2020	Change

Net sales	$ 4,437.8	$ 4,447.3	$ (9.5)

Segment income	$ 286.5	$ 335.3	$ (48.8)
Non-allocated expenses	(39.5)	(17.6)	(21.9)
Depreciation	264.7	266.6	(1.9)
Amortization	96.7	107.9	(11.2)
Segment EBITDA	608.4	692.2	(83.8)
Adjustments (1)	32.1	16.2	15.9
Adjusted Segment EBITDA	$ 640.5	$ 708.4	$ (67.9)

(1) See the Adjusted Net Income tables on page 11 for adjustments

Operating Highlights for the Three Months Ended March 31, 2021 compared to March 31, 2020:

Net sales decreased $10 million compared to the prior year quarter. Corrugated Packaging segment net sales increased $31 million and Consumer Packaging segment net sales decreased $26 million. The volume impact on net sales of the Events was $189 million. Segment income decreased $49 million compared to the prior year quarter. Corrugated Packaging segment income decreased $39 million and Consumer Packaging segment income decreased $10 million.

Additional information about the changes in segment net sales and income is included below.

Restructuring and Other Items

Restructuring and other items during the second quarter of fiscal 2021 was $5 million, primarily related to severance, lease termination costs and costs associated with previously announced plant consolidations.

Net Cash Provided By Operating Activities and Other Financing and Investing Activities

Net cash provided by operating activities was $132 million in the second quarter of fiscal 2021 compared to $168 million in the prior year quarter. The decline was primarily due to lower income as a result of the impact of the Events, as well as an increase in accounts receivable associated with delayed billing due to the ransomware incident. We expect the level of accounts receivables to normalize in the third quarter of fiscal 2021.

Total debt was $8.94 billion at March 31, 2021, or $8.74 billion excluding $201 million of unamortized fair market value step-up of debt acquired in mergers and acquisitions, and $8.41 billion after further excluding cash and cash equivalents of $334 million. The Company had approximately $3.6 billion of available liquidity under long-term committed credit facilities and cash and cash equivalents at March 31, 2021. During the second quarter of fiscal 2021, WestRock invested $132 million in capital expenditures, paid $53 million in dividends to stockholders and received $59 million of proceeds from the sale of the Summerville, South Carolina sawmill.

Segment Results

WestRock’s segment performance for the three months ended March 31, 2021 and March 31, 2020 (in millions):

Corrugated Packaging Segment

	Three Months Ended
	Mar. 31, 2021	Mar. 31, 2020	Change

Segment net sales	$ 2,913.4	$ 2,882.5	$ 30.9

Segment income	$ 205.3	$ 244.5	$ (39.2)
Depreciation	183.4	181.9	1.5
Amortization	46.5	57.7	(11.2)
Segment EBITDA	435.2	484.1	(48.9)
Adjustments (1)	2.4	18.2	(15.8)
Adjusted Segment EBITDA	$ 437.6	$ 502.3	$ (64.7)

(1) See the Adjusted Net Income tables on page 11 for adjustments

Operating Highlights for the Three Months Ended March 31, 2021 compared to March 31, 2020:

Segment net sales increased $31 million, primarily due to higher selling price/mix on sales that was partially offset by unfavorable foreign currency impacts and lower volumes. The estimated impact of the Events on segment net sales was $117 million. The Corrugated Packaging segment delivered a Segment EBITDA margin of 14.9% and a North American Adjusted Segment EBITDA margin of 16.5%. Record second quarter North American per day box shipments increased 5.5% compared to the prior year quarter.

Segment income decreased $39 million, primarily due to net cost inflation and the impact of the Events, which were partially offset by the margin impact from higher selling price/mix and other items.

Consumer Packaging Segment

	Three Months Ended
	Mar. 31, 2021	Mar. 31, 2020	Change

Segment net sales	$ 1,589.9	$ 1,616.3	$ (26.4)

Segment income	$ 81.2	$ 90.8	$ (9.6)
Depreciation	79.9	83.0	(3.1)
Amortization	50.2	50.2	-
Segment EBITDA	211.3	224.0	(12.7)
Adjustments (1)	1.0	(2.0)	3.0
Adjusted Segment EBITDA	$ 212.3	$ 222.0	$ (9.7)

(1) See Adjusted Net Income tables on page 11 for adjustments

Operating Highlights for the Three Months Ended March 31, 2021 compared to March 31, 2020:

Segment net sales decreased $26 million, primarily due to lower volumes that were partially offset by favorable foreign currency impacts and higher selling price/mix on sales. The estimated impact of the Events on segment net sales was $72 million. The Consumer Packaging segment delivered a Segment EBITDA margin of 13.3% and an Adjusted Segment EBITDA margin of 13.4%.

Segment income decreased $10 million, primarily due net cost inflation and the impact of the Events, which were partially offset by the margin impact from higher selling price/mix, productivity improvements and other items.

Conference Call

WestRock will host a conference call to discuss its results of operations for the fiscal second quarter ended March 31, 2021 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on Wednesday, May 5, 2021. The conference call, which will be webcast live, an accompanying slide presentation, and this release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-714-0928 (inside the U.S.) or 778-560-2887 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 8761675. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. The Company cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, that with the ransomware incident and winter weather behind us, we are confident in our business and our ability to generate strong cash flow; we expect to recover the ransomware losses from cyber and business interruption insurance in future periods; and we expect the level of accounts receivable to normalize in the third quarter of fiscal 2021. With respect to these statements, the Company has made assumptions regarding, among other things, developments related to the COVID-19 pandemic, including the severity, magnitude and duration of the pandemic, negative global economic conditions arising from the pandemic, impacts of governments' responses to the pandemic on the Company’s operations, impacts of the pandemic on commercial activity, the Company’s customers and consumer preferences and demand, supply chain disruptions, and disruptions in the credit or financial markets; the Company’s ability to effectively integrate the operations of KapStone Paper and Packaging Corporation (“KapStone”); the Company’s ability to effectively respond to the recent ransomware incident; the results and impacts of acquisitions; economic, competitive and market conditions generally, including the impact of COVID-19; volumes and price levels of purchases by customers; competitive conditions in the Company’s businesses and possible adverse actions of our customers, competitors and suppliers; labor costs; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, and costs related to resolving disputes with third parties with which we work to manage and implement our capital projects; severance and other shutdown costs; restructuring costs; utilization of real property that is subject to the restructurings due to realizable values from the sale of such property; credit availability; and raw material and energy costs. The Company’s businesses are subject to a number of risks that would affect any such forward-looking statements, including, among others, the level of demand for our products; our ability to respond effectively to the impact of COVID-19; our ability to successfully identify and make performance and productivity improvements; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; the Company’s ongoing assessment of the recent ransomware incident, adverse legal, reputational and financial effects on the Company resulting from the incident or additional cyber incidents and the effectiveness of the Company’s business continuity plans during the ransomware incident; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of severe weather or a natural disaster or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions, including those related to COVID-19; our desire or ability to continue to repurchase company stock; the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation; our ability to realize anticipated synergies from the KapStone acquisition; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020. The information contained herein speaks as of the date hereof and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020

Net sales	$4,437.8	$4,447.3	$8,839.3	$8,871.0
Cost of goods sold	3,688.2	3,642.5	7,336.8	7,257.2
Gross profit	749.6	804.8	1,502.5	1,613.8
Selling, general and administrative, excluding intangible amortization	458.4	418.6	876.2	844.3
Selling, general and administrative intangible amortization	88.6	100.1	180.5	201.9
Loss (gain) on disposal of assets	0.3	(5.6)	2.8	(6.9)
Multiemployer pension withdrawal expense	-	0.9	-	0.9
Restructuring and other costs	5.2	16.4	12.9	46.5
Operating profit	197.1	274.4	430.1	527.1
Interest expense, net	(83.5)	(97.3)	(177.3)	(190.8)
Loss on extinguishment of debt	-	(0.5)	(1.1)	(0.5)
Pension and other postretirement non-service income	35.0	26.1	69.9	52.8
Other (expense) income, net	(13.4)	(0.9)	7.4	(4.6)
Equity in income of unconsolidated entities	9.7	4.9	18.7	8.7
Income before income taxes	144.9	206.7	347.7	392.7
Income tax expense	(30.5)	(57.8)	(80.8)	(104.3)
Consolidated net income	114.4	148.9	266.9	288.4
Less: Net income attributable to noncontrolling interests	(1.9)	(0.8)	(2.4)	(1.8)
Net income attributable to common stockholders	$112.5	$148.1	$264.5	$286.6

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$112.5	$148.1	$264.5	$286.6
Less: Distributed and undistributed income available to participating securities	(0.1)	(0.1)	(0.1)	(0.1)
Distributed and undistributed income available to common stockholders	$112.4	$148.0	$264.4	$286.5

Diluted weighted average shares outstanding	267.0	260.2	265.9	260.1

Diluted earnings per share	$0.42	$0.57	$0.99	$1.10

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Net sales:

Corrugated Packaging	$2,913.4	$2,882.5	$5,777.9	$5,792.0
Consumer Packaging	1,589.9	1,616.3	3,185.0	3,153.2
Land and Development	-	-	-	18.9
Intersegment Eliminations	(65.5)	(51.5)	(123.6)	(93.1)
Total net sales	$4,437.8	$4,447.3	$8,839.3	$8,871.0

Income before income taxes:

Corrugated Packaging	$205.3	$244.5	$420.3	$527.9
Consumer Packaging	81.2	90.8	173.7	137.0
Land and Development	-	-	-	1.4
Total segment income	286.5	335.3	594.0	666.3

Gain on sale of certain closed facilities	-	5.0	0.9	5.5
Multiemployer pension withdrawal expense	-	(0.9)	-	(0.9)
Restructuring and other costs	(5.2)	(16.4)	(12.9)	(46.5)
Non-allocated expenses	(39.5)	(17.6)	(63.3)	(35.8)
Interest expense, net	(83.5)	(97.3)	(177.3)	(190.8)
Loss on extinguishment of debt	-	(0.5)	(1.1)	(0.5)
Other (expense) income, net	(13.4)	(0.9)	7.4	(4.6)
Income before income taxes	$144.9	$206.7	$347.7	$392.7

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Consolidated net income	$114.4	$148.9	$266.9	$288.4
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	361.4	374.5	725.9	755.7
Cost of real estate sold	-	-	-	16.1
Deferred income tax (benefit) expense	(35.0)	8.3	(54.6)	11.4
Share-based compensation expense	31.1	15.8	51.1	29.6
401(k) match and company contribution in common stock	64.6	-	89.5	-
Pension and other postretirement funding more than expense (income)	(28.1)	(17.4)	(56.1)	(41.1)
Multiemployer pension withdrawal expense	-	0.9	-	0.9
Gain on sale of sawmill	(16.5)	-	(16.5)	-
Gain on sale of investment	-	-	(14.7)	-
Other impairment adjustments	22.5	-	22.5	2.2
Loss (gain) on disposal of plant and equipment and other, net	0.2	(5.3)	2.8	(6.2)
Other, net	(21.6)	1.9	(53.1)	(11.3)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	(407.2)	(214.3)	(257.0)	(60.4)
Inventories	(35.6)	20.7	(79.9)	(63.2)
Other assets	(107.3)	(61.8)	(126.6)	(132.9)
Accounts payable	116.9	(59.2)	111.5	(106.7)
Income taxes	2.1	20.5	52.7	17.7
Accrued liabilities and other	70.3	(65.9)	187.2	(101.4)
Net cash provided by operating activities	132.2	167.6	851.6	598.8

Investing activities:
Capital expenditures	(132.3)	(241.4)	(303.0)	(616.2)
Investment in unconsolidated entities	-	(0.4)	(0.1)	(0.7)
Proceeds from sale of sawmill	58.5	-	58.5	-
Proceeds from sale of investment	5.0	-	28.3	-
Proceeds from sale of property, plant and equipment	1.1	13.4	3.1	21.3
Proceeds from property, plant and equipment insurance settlement	1.7	-	1.7	1.4
Other, net	11.2	-	16.3	4.9
Net cash used for investing activities	(54.8)	(228.4)	(195.2)	(589.3)

Financing activities:
Additions to revolving credit facilities	215.0	375.0	395.0	375.0
Repayments of revolving credit facilities	(265.0)	(45.0)	(275.0)	(65.0)
Additions to debt	244.4	478.7	255.2	580.1
Repayments of debt	(152.5)	(204.2)	(857.0)	(208.2)
Repayments of commercial paper, net	-	(45.7)	-	(34.8)
Other debt (repayments) additions, net	(14.6)	122.2	7.0	85.9
Issuances of common stock, net of related tax withholdings	12.6	(2.1)	0.2	13.4
Cash dividends paid to stockholders	(53.2)	(120.7)	(105.8)	(240.7)
Cash distributions paid to noncontrolling interests	(0.3)	(0.4)	(0.7)	(0.7)
Other, net	13.1	10.6	(3.5)	2.1
Net cash (used for) provided by financing activities	(0.5)	568.4	(584.6)	507.1
Effect of exchange rate changes on cash and cash equivalents	3.3	(23.8)	11.1	(28.0)
Increase in cash and cash equivalents and restricted cash	80.2	483.8	82.9	488.6
Cash and cash equivalents, and restricted cash at beginning of period	253.8	156.4	251.1	151.6
Cash and cash equivalents, and restricted cash at end of period	$334.0	$640.2	$334.0	$640.2

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$63.4	$30.0	$82.2	$75.1
Interest, net of amounts capitalized	$132.7	$151.3	$174.7	$204.4

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	March 31,	September 30,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$334.0	$251.1
Accounts receivable (net of allowances of $71.5 and $66.3)	2,416.2	2,142.7
Inventories	2,090.9	2,023.4
Other current assets	529.8	520.5
Assets held for sale	13.7	7.0
Total current assets	5,384.6	4,944.7

Property, plant and equipment, net	10,572.5	10,778.9
Goodwill	5,959.1	5,962.2
Intangibles, net	3,499.9	3,667.2
Restricted assets held by special purpose entities	1,264.0	1,267.5
Prepaid pension asset	436.8	368.7
Other assets	1,855.0	1,790.5
Total Assets	$28,971.9	$28,779.7

Liabilities and Equity
Current liabilities:
Current portion of debt	$549.5	$222.9
Accounts payable	1,796.8	1,674.2
Accrued compensation and benefits	515.1	386.7
Other current liabilities	691.3	645.1
Total current liabilities	3,552.7	2,928.9
Long-term debt due after one year	8,393.1	9,207.7
Pension liabilities, net of current portion	298.5	305.2
Postretirement medical liabilities, net of current portion	147.0	145.4
Non-recourse liabilities held by special purpose entities	1,132.0	1,136.5
Deferred income taxes	2,872.6	2,916.9
Other long-term liabilities	1,503.8	1,490.3
Redeemable noncontrolling interests	2.2	1.3

Total stockholders' equity	11,051.9	10,630.6
Noncontrolling interests	18.1	16.9
Total Equity	11,070.0	10,647.5
Total Liabilities and Equity	$28,971.9	$28,779.7

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA and Adjustments to Segment EBITDA

WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance. Management believes adjusting “Segment EBITDA” for certain items provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance across periods or relative to our peers, and that adjusting “Segment EBITDA” to “Adjusted Segment EBITDA” more closely aligns those results to the adjustments in Adjusted Net Income that relate to “Segment EBITDA”. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA” by adding certain “Adjustments” to “Segment EBITDA”. These “Adjustments” are reflected in the “Adjusted Net Income” reconciliation tables below.

Adjusted Segment Sales and Adjusted Segment EBITDA Margins

With respect to Adjusted Segment Sales, management believes that adjusting Segment Sales for trade sales is consistent with how peers present their sales for purposes of computing margins and helps analysts compare companies in the same peer group. WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Adjusted Net Income, Adjusted Earnings Per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use this information to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings Per Diluted Share are Net income attributable to common stockholders, represented in the table below as the GAAP Results for Consolidated net income (i.e. Net of Tax) less net income attributable to Noncontrolling interests, and Earnings per diluted share, respectively. This release includes a reconciliation of Earnings per diluted share to Adjusted Earnings Per Diluted Share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders for the periods indicated (in millions):

	Three Months Ended March 31, 2021

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$144.9	$(30.5)	$114.4
Grupo Gondi option	n/a	n/a	n/a	22.5	(6.7)	15.8
Ransomware recovery costs	2.0	0.8	17.0	19.8	(4.9)	14.9
Accelerated compensation - former CEO	-	-	11.7	11.7	-	11.7
Restructuring and other items	n/a	n/a	n/a	5.2	(1.4)	3.8
Losses at closed plants, transition and start-up costs (2)	0.4	0.2	-	0.8	(0.2)	0.6
Accelerated depreciation on major capital projects and certain plant closures (2)	n/a	n/a	n/a	0.5	(0.2)	0.3
Gain on sale of sawmill	n/a	n/a	n/a	(16.5)	8.3	(8.2)
MEPP liability adjustment due to interest rates	n/a	n/a	n/a	(8.1)	2.0	(6.1)
Adjustments / Adjusted Results	$2.4	$1.0	$28.7	$180.8	$(33.6)	$147.2
Noncontrolling interests						(1.9)
Adjusted Net Income						$145.3

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes",
"Income tax expense" and "Consolidated net income", respectively, as reported on the statements of income.

(2) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.
	Three Months Ended March 31, 2020

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$206.7	$(57.8)	$148.9
North Charleston and Florence transition and reconfiguration costs (2)	19.6	-	-	21.8	(5.4)	16.4
Restructuring and other items	n/a	n/a	n/a	16.4	(3.9)	12.5
Losses at closed plants, transition and start-up costs (2)	6.8	1.5	-	9.1	(2.5)	6.6
Accelerated depreciation on major capital projects and certain plant closures (2)	n/a	n/a	n/a	5.5	(1.3)	4.2
Multiemployer pension withdrawal expense	n/a	n/a	n/a	0.9	(0.2)	0.7
Loss on extinguishment of debt	n/a	n/a	n/a	0.5	(0.1)	0.4
Litigation recovery	(7.2)	(4.3)	n/a	(11.5)	2.8	(8.7)
Gain on sale of certain closed facilities	n/a	n/a	n/a	(5.0)	1.2	(3.8)
Brazil indirect tax (3)	(0.4)	-	-	(1.3)	0.3	(1.0)
Hurricane Michael recovery of direct costs, net	$(0.6)	$-	$-	(0.6)	0.2	(0.4)
Other	-	0.8	-	0.8	(0.2)	0.6
Adjustments / Adjusted Results	$18.2	$(2.0)	$-	$243.3	$(66.9)	$176.4
Noncontrolling interests						(0.8)
Adjusted Net Income						$175.6
(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes",
"Income tax expense" and "Consolidated net income", respectively, as reported on the statements of income.
(2) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.
(3) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is interest income.

Adjusted Earnings Per Diluted Share

Set forth below is a reconciliation of Adjusted Earnings Per Diluted Share to Earnings per diluted share.

	Three Months Ended
	Mar. 31, 2021	Mar. 31, 2020

Earnings per diluted share	$0.42	$0.57
Grupo Gondi option	0.06	-
Ransomware recovery costs	0.06	-
Accelerated compensation - former CEO	0.04	-
Restructuring and other items	0.01	0.04
Losses at closed plants, transition and start-up costs	-	0.03
Accelerated depreciation on major capital projects and certain plant closures	-	0.02
Gain on sale of sawmill	(0.03)	-
MEPP liability adjustment due to interest rates	(0.02)	-
North Charleston and Florence transition and reconfiguration costs	-	0.06
Litigation recovery	-	(0.03)
Gain on sale of certain closed facilities	-	(0.02)
Adjusted Earnings Per Diluted Share	$0.54	$0.67

Set forth below are reconciliations of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income, for the quarters ended March 31, 2021 and March 31, 2020 (in millions, except percentages):

Reconciliation for the Quarter Ended March 31, 2021

	Corrugated Packaging	Consumer Packaging	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,913.4	$1,589.9	$(65.5)	$4,437.8
Less: Trade sales	(71.1)	-	-	(71.1)
Adjusted Segment Sales	$2,842.3	$1,589.9	$(65.5)	$4,366.7

Segment income (1)	$205.3	$81.2	$-	$286.5
Non-allocated expenses	-	-	(39.5)	(39.5)
Depreciation & amortization	229.9	130.1	1.4	361.4
Segment EBITDA	435.2	211.3	(38.1)	608.4
Adjustments (2)	2.4	1.0	28.7	32.1
Adjusted Segment EBITDA	$437.6	$212.3	$(9.4)	$640.5

Segment EBITDA Margins	14.9%	13.3%
Adj. Segment EBITDA Margins	15.4%	13.4%

(1) Segment income includes pension and other postretirement income (expense)
(2) See the Adjusted Net Income tables on page 11 for adjustments
Corrugated Reconciliation for the Quarter Ended March 31, 2021
	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,540.9	$96.5	$276.0	$2,913.4
Less: Trade sales	(71.1)	-	-	(71.1)
Adjusted Segment Sales	$2,469.8	$96.5	$276.0	$2,842.3

Segment income (2)	$192.2	$5.3	$7.8	$205.3
Depreciation & amortization	212.7	11.2	6.0	229.9
Segment EBITDA	404.9	16.5	13.8	435.2
Adjustments (3)	2.3	-	0.1	2.4
Adjusted Segment EBITDA	$407.2	$16.5	$13.9	$437.6

Segment EBITDA Margins	15.9%	17.1%		14.9%
Adj. Segment EBITDA Margins	16.5%	17.1%		15.4%
(1) The "Other" column includes our Victory Packaging and India corrugated operations.
(2) Segment income includes pension and other postretirement income (expense)
(3) See the Adjusted Net Income tables on page 11 for adjustments

Reconciliation for the Quarter Ended March 31, 2020

	Corrugated Packaging	Consumer Packaging	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,882.5	$1,616.3	$(51.5)	$4,447.3
Less: Trade sales	(96.2)	-	-	(96.2)
Adjusted Segment Sales	$2,786.3	$1,616.3	$(51.5)	$4,351.1

Segment income (1)	$244.5	$90.8	$-	$335.3
Non-allocated expenses	-	-	(17.6)	(17.6)
Depreciation & amortization	239.6	133.2	1.7	374.5
Segment EBITDA	484.1	224.0	(15.9)	692.2
Adjustments (2)	18.2	(2.0)	-	16.2
Adjusted Segment EBITDA	$502.3	$222.0	$(15.9)	$708.4

Segment EBITDA Margins	16.8%	13.9%
Adj. Segment EBITDA Margins	18.0%	13.7%
(1) Segment income includes pension and other postretirement income (expense)
(2) See the Adjusted Net Income tables on page 11 for adjustments
Corrugated Reconciliation for the Quarter Ended March 31, 2020
	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,542.9	$100.7	$238.9	$2,882.5
Less: Trade sales	(96.2)	-	-	(96.2)
Adjusted Segment Sales	$2,446.7	$100.7	$238.9	$2,786.3

Segment income	$228.4	$13.4	$2.7	$244.5
Depreciation & amortization	221.1	12.2	6.3	239.6
Segment EBITDA	449.5	25.6	9.0	484.1
Adjustments (2)	15.9	2.3	-	18.2
Adjusted Segment EBITDA	$465.4	$27.9	$9.0	$502.3

Segment EBITDA Margins	17.7%	25.4%		16.8%
Adj. Segment EBITDA Margins	19.0%	27.7%		18.0%
(1) The "Other" column includes our Victory Packaging and India corrugated operations.
(2) See the Adjusted Net Income tables on page 11 for adjustments

Contacts

Investors:
James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

Tim Murphy, 678-291-7363
Senior Vice President – Treasurer
tim.murphy@westrock.com

Media:
Courtney James, 470-328-6397
Manager, Corporate Communications
mediainquiries@westrock.com